 CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into by and between Eternal Energy Corp. (the “Company”) and Richard Findley (“Chairman”). This Agreement shall become effective as of the consummation of the Transactions contemplated by that certain Agreement and Plan of Merger executed by the Company and American Eagle Energy, Inc. on the 12th day of April, 2011, (the “Effective Date”). The Company and the Chairman may be referred to herein collectively as “Parties” and individually as “Party.” In consideration of the mutual promises, covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

1.          Nature and Purpose of Agreement. The Chairman is a shareholder of EERG and is a member of its Board of Directors (“Board”). Prior to accepting appointment to the Board, Chairman was the Chairman of the Board of Directors of Ryland Oil Corporation and Chairman of the Board of Directors of American Eagle Energy, Inc. The Chairman has vast experience in the oil and gas business, particularly in Montana, North Dakota, Alberta and Saskatchewan and possesses extensive knowledge of the Company’s oil and gas properties. The Chairman has also participated in numerous efforts to secure financing necessary to develop oil and gas investment opportunities. The Company wishes to engage the Chairman to assist it in securing financing necessary to facilitate the Company’s development of its oil and gas properties and other opportunities, to act together with the Company’s Chief Executive Officer as a spokesperson for the Company as it seeks to communicate with its shareholders and with investment bankers and investors, to coordinate the activities of the Company’s Board and to oversee issues related to the Company’s corporate governance, all pursuant to the terms and conditions set forth in this Agreement. The Chairman desires to accept this engagement, upon the terms and conditions set forth herein.

2.          Position, Responsibilities and Extent of Services.

2.1        Position and Responsibilities. Company hereby engages the Chairman to function as the Chairman of its Board of Directors throughout the term of this Agreement. In this capacity, the Chairman will (i) work together with the Company’s Chief Executive Officer (“CEO”) to secure financing necessary to facilitate the Company’s development of its oil and gas properties and other opportunities, (ii) work together with the CEO to act as a spokesperson for the Company as it seeks to communicate with its shareholders and with investment bankers and investors, (iii) participate in the creation of the Company’s strategic vision, (iv) coordinate the activities of the Company’s Board and oversee issues related to the Company’s corporate governance, including, without limitation, leading its Board meetings, coordinating Board subcommittees and aiding in Board development, and (v) perform such other services as the Board may reasonably request from time to time (the “Services”). Moreover, Company shall not require the Chairman to infringe good business and professional ethics or violate any statute, law, rule order, decree or ordinance.

2.2        Acceptance of Engagement. The Chairman hereby accepts this engagement, all upon the terms and conditions set forth herein. The Chairman agrees to perform all Services in accordance with the highest standards of quality and professionalism. Without limiting the Chairman’s fiduciary duties to the Company under law, the Chairman acknowledges and agrees that the Chairman owes a duty of loyalty, fidelity, and allegiance to act at all times in the best interests of the Company and its Affiliates and the Chairman agrees (i) to do no act which injures or which might injure the Company, its business, interests, goodwill or reputation and (ii) to observe and comply with all local, state and federal laws, rules and regulations. In addition, the Chairman agrees to perform the duties required of him hereunder faithfully, diligently and to the best of his ability and to use his best efforts at all times to promote the best interests of the Company and its affiliates.

2.3        Extent of Services. The Parties acknowledge and agree that the Chairman shall not be required to devote all of his time, attention and energy to the Company’s business. However, the Chairman shall devote at least thirty percent (30%), on average, of each normal forty hour work week exclusively to the business and interests of the Company and to the performance of the Services.

2.4        Conflicts of Interest. The Chairman agrees that he shall not knowingly become involved in a conflict of interest with the Company and upon discovery of any conflict of interest or potential conflict of interest will immediately take all action necessary to eliminate or avoid, as the case may be, the conflict of interest of potential conflict. The Chairman shall disclose to the Company any other facts which involve or may involve a conflict of interest with the Company.

3.          Term of Agreement. The term of this Agreement shall commence on the Effective Date and shall continue through and including June 30, 2012; provided, however, that this Agreement shall thereafter continue for successive one-year terms unless either Party shall give the other written notice of termination of this Agreement not more than sixty days prior to expiration of the initial term of this Agreement or of any one year extension thereof (the later of these dates may be referred to herein as the “Expiration Date”), subject to the provisions of the Section in this Agreement entitled “Termination or Expiration of Agreement” (the “Term”). Notwithstanding the foregoing, the provisions of the Sections in this Agreement entitled “Position, Responsibilities and Extent of Services,” “Relationship of Parties,” “Non-competition; Secrecy,” “Representations and Warranties” and “Miscellaneous” shall survive, and continue in full force and effect, after any termination or expiration of this Agreement, irrespective of the reason for the termination or any claim that the termination was wrongful or unlawful.

4.          Payment of Compensation. As consideration for the performance of the Services the Chairman pursuant to the terms of this Agreement, Company shall pay the Chairman a consulting fee (“Consulting Fee”) in the amount of Five Thousand and No/100s US dollars ($5,000.00 USD) for each full calendar month for which the Chairman performs Services for the Company, or a prorated amount for each portion of a calendar month for which the Chairman performs such Services. The Consulting Fee shall be payable in arrears on the last day of each calendar month.

5.          Reimbursement of Expenses. The Company shall reimburse the Chairman for all reasonable travel, meals, entertainment and other expenses incurred by the Chairman in connection with the Chairman’s performance of the Services or otherwise incurred for and on behalf of the Company, upon the Chairman’s submission to the Company of reasonable documentation pertaining to such expenses.

6.          Company’s Cooperation. The Company agrees to furnish or cause to be furnished to the Chairman access to such information and data relating to the Company and its business as the Chairman reasonably requests, to provide the Chairman with access to its officers, employees, agents, counsel and independent accountants as may be reasonably necessary to perform The Chairman’s duties hereunder, and to make space available on its premises during the Chairman’s trips to Denver sufficient to enable the Chairman to perform the Services while in Denver.

7.          Termination or Expiration of Agreement.

7.1        Termination at Company’s Election. The Company may terminate this Agreement at any time during the Term, for any reason or no reason, with or without Cause (defined below), and with or without notice, subject to provisions of the Subsections of this Section entitled “Termination for Cause,” “Termination Without Cause” and “Severance Following a Change in Control.”

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7.1.1        Termination of this Agreement for Cause. If this Agreement is terminated by the Company for Cause (defined below), the Chairman shall be entitled to receive only the following: (i) payment of the Consulting Fee through and including the date of the termination of this Agreement, and (ii) reimbursement of business expenses incurred by the Chairman prior to the termination of this Agreement. Unless otherwise provided by the terms of this Subsection, the Chairman shall not be entitled to receive any Consulting Fees or liquidated damages or any other amount in the event this Agreement is terminated for Cause.

7.1.2        Termination of this Agreement Without Cause or for Good Reason. If this Agreement is terminated by the Company without Cause (defined below) or if this Agreement is terminated by the Chairman for Good Reason (defined below) , the Chairman shall be entitled to receive the following: (y) payment of the Consulting Fee through and including the date of the termination of this Agreement, and (z) reimbursement of business expenses incurred by the Chairman prior to the termination of this Agreement. In addition, if this Agreement is terminated pursuant to the terms of this Subsection and if the terms of the Subsection of this Section entitled “Termination of Agreement Following a Change in Control” do not apply to the termination of this Agreement, then, subject to the condition precedent that the Chairman sign a general release of all claims in a form approved by the Company in the exercise of its sole discretion, the Company shall pay the Chairman liquidated damages in an amount equal to the Chairman’s annual Consulting Fee as the same may have been changed through the date of the termination of the Chairman’s engagement, less applicable withholdings.

7.1.3        Termination of Agreement Following a Change in Control.

A.           If, immediately prior to or within twelve months following a Change in Control (defined below): (i) this Agreement is terminated by the Company without Cause; or (ii) this Agreement is terminated for Good Reason (defined below) , the Chairman shall be entitled to receive the following: (y) payment of the Consulting Fee through and including the date of the termination of this Agreement, and (z) reimbursement of business expenses incurred by the Chairman prior to the termination of this Agreement. In addition, if the termination of this Agreement falls within the terms of this Subsection, then, subject to the condition precedent that the Chairman sign a general release of all claims in a form approved by the Company in the exercise of its sole discretion, the Chairman shall also receive, and the Company shall pay the Chairman, liquidated damages in an amount equal to the product of two times the Chairman’s annual Consulting Fee as the same may have been changed through the date of the termination of this Agreement.

B.           If the Chairman terminates this Agreement within sixty (60) days of a Change in Control (defined below) for any reason other than Good Reason (defined below), the Chairman shall be entitled to receive the following: (y) payment of the Consulting Fee through and including the date of the termination of this Agreement, and (z) reimbursement of business expenses incurred by the Chairman prior to the termination of this Agreement. In addition, if the Chairman terminates this Agreement within sixty (60) days of a Change in Control for any reason other than Good Reason, then, subject to the condition precedent that the Chairman sign a general release of all claims in a form approved by the Company in the exercise of its sole discretion, the Chairman shall also receive, and the Company shall pay the Chairman, liquidated damages in an amount equal to the Chairman’s annual Consulting Fee as the same may have been changed through the date of the termination of this Agreement.

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C.           For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any of the following events: (i) the consummation of any transaction after the Effective Date in which any person or entity or group of related persons and/or entities becomes the beneficial owner, directly or indirectly, of securities representing more than twenty percent (20%) of the combined voting power of the Company’s outstanding voting securities, (ii) three or more directors, whose election or nomination for election is not approved by a majority of the members of the Company’s Board of Directors on the Effective Date, are elected within any twelve month period to serve on its Board of Directors, or (iii) any merger (other than a merger in which the Company is the survivor and there is no change of control pursuant to (i) or (ii) of this sentence), reorganization, consolidation, liquidation, winding up or dissolution of the Company or the sale of all or substantially all of its assets.

7.1.4           “Cause.” As used in this Agreement, “Cause” means:

A.           Criminal Conduct. The Chairman’s conviction of a crime punishable as a felony or of any offense involving moral turpitude, dishonesty or immoral conduct;

B.           Incarceration. The Chairman’s incarceration for any reason. For purposes of this provision, incarceration means any confinement of the Chairman by any federal, state or local governmental agency;

C.           Neglect or Other Misconduct. The Chairman’s conduct, neglect or failure to act which (i) materially and adversely affects the business or reputation of the Company; or (ii) renders his continued engagement by the Company detrimental to the ordinary, continued, or successful operation of its business, or (iii) is or is likely to be detrimental to, or which materially interferes with, his ability to effectively perform the Services; or (iv) constitutes the misappropriation, misuse, or misdirection of the Company’s funds or property; or (v) materially interferes with or materially impairs the ordinary operation of the Company’s business; or (vi) involves moral turpitude and which is reasonably likely to cause damage to the Company’s business, its reputation or its goodwill;

D.           Absence. The Chairman’s absence from the active performance of his duties in the operation of the Company’s business on more than an occasional basis, other than as a result of vacations or a disabling injury or illness;

E.           Violation of the Company’s Rules. The Chairman’s violation of the Company’s material written rules, policies or procedures (which do not conflict with the terms of this Agreement), after notice and not less than five (5) business days opportunity to cure such failure or refusal;

F.           Failure to Perform the Services. The Chairman’s failure or refusal to perform the Services, after notice and not less than five (5) business days opportunity to cure such failure or refusal; or

G.           Violations of the Board of Director Directives. The Chairman’s intentional violation of the lawful directives of the Company’s Board of Directors.

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7.1.5           “Good Reason.” As used in this Agreement, “Good Reason” means the occurrence of any of the following without the Chairman’s prior written consent and in the absence of any circumstance that constitutes Cause: (i) the regular assignment to the Chairman of duties materially inconsistent with the position and status of the Chairman; (ii) a material reduction in the nature, status or prestige of the Chairman’s responsibilities or a materially detrimental change in the Chairman’s title or reporting level, excluding for this purpose an isolated, insubstantial or inadvertent action by the Company which is remedied by the Company promptly after the Company’s receipt of written notice from the Chairman; or (iii) a reduction by the Company of the Chairman’s annual Consulting Fee.

7.2        Termination upon Death or Permanent Disability.

7.2.2      Termination Resulting from Death or Permanent Disability. This Agreement will terminate automatically on the Chairman’s death or if the Chairman becomes Permanently Disabled (as defined below) and the Consulting Fee and other payments which the Chairman, or the Chairman’s beneficiaries or estate, shall be entitled to receive shall be determined exclusively by operation of this Subsection. In the event of the termination of this Agreement as a result of the Chairman’s death or Permanent Disability, the Chairman, or the Chairman’s beneficiaries or estate, shall receive from the Company: (y) payment of the Chairman’s Consulting Fee through and including the date of termination; and (z) reimbursement of business expenses incurred prior to the date of termination. In addition, subject to the condition precedent that the Chairman or his estate or his legal representative, as the case may be, sign a general release of all claims in a form approved by the Company in the exercise of its sole discretion, the Chairman or his beneficiaries or estate shall also receive, and the Company shall pay the Chairman, an additional payment in an amount equal to the product of one-half times the Chairman’s annual Consulting Fee as the same may have been changed through the date of the termination of the Chairman’s engagement, less applicable withholdings.

7.2.3       Permanent Disability. As used in this Agreement, “Permanent Disability” and “Permanently Disabled” shall mean the incapacity of the Chairman due to illness, accident, or any other reason to perform his duties for a period of ninety (90) days, whether or not consecutive, during any twelve month period of the Term, all as determined by the Company in its reasonable discretion. All determinations as to the date and extent of incapacity of the Chairman shall be made by the Board, upon the basis of such evidence, including independent medical reports and data, as the Board in its discretion deems necessary and desirable. All such determinations of the Board shall be final and binding upon the Parties.

7.3        Termination at the Chairman’s Election. The Chairman may terminate this Agreement prior to the expiration of the Term for any reason by providing written notice to the Company at least thirty (30) days prior to the effective date of the termination of this Agreement. If the Chairman terminates this Agreement before expiration of the Term under any circumstances other than: (i) for Good Reason (defined above), or (ii) within sixty (60) days of a Change in Control (defined above) for any reason other than Good Reason (defined above), then the Chairman shall be entitled to receive only the following: (i) payment of the Chairman’s Consulting Fee through and including the effective date of the termination of this Agreement, and (ii) reimbursement of business expenses incurred by the Chairman prior to the date of upon which the Chairman gave the Company notice of his termination of this Agreement. The Chairman shall not be entitled to receive any Consulting Fee, liquidated damages or any other sum in excess of the amount due pursuant to the terms of this Subsection, unless otherwise expressly provided to the contrary herein.

7.4        Termination on Expiration of Term. If this Agreement is terminated on the expiration of the Term in accordance with the Section in this Agreement entitled “Term of Agreement,” the Chairman shall receive: (i) payment of the Chairman’s Consulting Fee through and including the effective date of the termination or expiration of this Agreement, and (ii) reimbursement of business expenses incurred by the Chairman prior to the date of the expiration of the Term. The Chairman shall not be entitled to receive any Consulting Fee, liquidated damages or any other sum in excess of the Consulting Fee due pursuant to the terms of this Subsection

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8.          Relationship of Parties. The Company and the Chairman agree that the Chairman's relationship to the Company shall, during the period or periods of his engagement by the Company and while performing the Services, be that of an independent contractor. The Chairman shall, subject to the terms of this Agreement, be free to dispose of such portion of his entire time, energy, and skill during regular business hours, in such manner as the Chairman sees fit and to such persons, firms, or corporations as he deems advisable. The Chairman shall not be considered as having employee status with the Company or as being entitled to vacation pay, sick leave, retirement benefits, social security, workmen's compensation, disability or unemployment insurance benefits of any kind from the Company. The Chairman acknowledges that he shall not be treated by the Company as an employee for purposes of the Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Tax Act, Federal income tax withholding or any similar law or laws enacted by the Federal government or by any State or local government. The Chairman further acknowledges that he shall not be entitled to unemployment insurance benefits unless he is provided unemployment compensation coverage by himself or some other entity other than the Company. The Chairman agrees that he is obligated to and shall timely pay all federal and state income tax on any and all compensation for services rendered paid pursuant to this contractual relationship. The Chairman agrees to promptly and timely comply with these laws. At each calendar year end, the Company shall issue to the Chairman an IRS Form 1099 certifying the total amount of Consulting Fees paid to the Chairman by the Company during each calendar year. The Form 1099 shall be issued using the employer identification number or such other number provided to the Company by the Chairman.

9.          Non-competition; Secrecy.

9.1           Assistance to Competitors. Unless otherwise provided in this Subsection, the Chairman shall not during the Term and for a period of two years following the termination or expiration of this Agreement own a material interest in, render financial assistance to, or offer personal services to (whether for payment or otherwise), (i) any person or entity that competes with the Company in the Company Business (defined below), or (ii) any person or entity or any subsidiary or affiliate of any person or entity which is pursuing any business or investment opportunity which the Company reviewed within the previous six month period. “Company Business” shall mean the conduct of the oil and gas exploration and development business in those basins or areas of mutual interest (i) within which the Company directly or indirectly owns, leases or otherwise holds mineral interests, (ii) as to which the Company is actively evaluating the desirability of directly or indirectly acquiring mineral interests, or (iii) as to which the Company is endeavoring to directly or indirectly acquire mineral interests. Notwithstanding anything to the contrary set forth in this Agreement, the Chairman shall have the right to own a material interest in or render financial assistance to any person or entity in connection with a project or opportunity in which the Company has failed or declined to exercise its right of first refusal described below. The Chairman agrees that during the Term he will offer the Company a right of first refusal, in writing, to pursue all opportunities of which the Chairman learns involving the exploration, development and production of hydrocarbons. Contemporaneously with the Chairman’s delivery of such written notification to the Company, the Chairman shall provide the Company with all material information in the Chairman’s possession or control which is reasonably necessary to enable the Company to evaluate the economic viability and risks of pursuing each such opportunity. Company shall exercise its right of first refusal to pursue such an opportunity by giving the Chairman written notice of its exercise within forty five business days of its receipt of the Chairman’s written notification and all of the information described above.

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9.2           Confidential Information. The Chairman acknowledges and agrees that the Company is engaged in business activities in which it is and will in the future be crucial to develop and retain proprietary, trade secret, or confidential information for the benefit of the Company (collectively, “Confidential Information”). Accordingly, the Chairman shall not at any time during the Term or for a period of three years following the termination or expiration of this Agreement, (i) divulge, convey or communicate any Confidential Information to any person or entity, except as may be expressly authorized in writing by the Company or as may be necessary for the Chairman to perform the Services, or (ii) use any Confidential Information for the Chairman’s own benefit or the benefit of any person or entity other than the Company. Confidential Information includes, but is not limited to geological, geophysical, and engineering data, models, analyses, compilations, estimates of reserves, interpretations, data, studies, reports, business plans, business methods, contractual and financial information, matters of a technical or intellectual nature such as inventions, designs, improvements, processes of discovery, techniques, methods, ideas, discoveries, developments, know-how, formulae, compounds, compositions, specifications, trade secrets, specialized knowledge, or matters of a business nature such as information about costs and profits, records, customer lists, customer data, sales data and other data in whatever form stored or maintained, whether oral, written, documentary, digital, computer storage or otherwise.

9.3           Ownership of Ideas. The Company shall own, and the Chairman hereby transfers and assigns to the Company, all rights, of every kind and character throughout the world, in perpetuity, in and to any and all materials, ideas, concepts and results inuring from, relating to, or in connection with the Chairman’s performance of the Services or the conduct of the Company Business, or conceived of or produced by the Chairman during the Term and which relate to the Company Business. The Parties acknowledge and agree, however, that such transfer and assignment shall not apply to, or attach in and to, any materials, ideas or concepts which fall outside the ambit of this Agreement. The Chairman shall execute and deliver to the Company such assignments, certificates of authorship, or other instruments as the Company may require from time to time to evidence the Company’s ownership of such materials, ideas and other results.

9.4           Company Property. All records, papers, documents, materials, and electronically stored data kept, made, or received or learned by the Chairman while performing the Services or acting as the Chairman of the Company’s Board, or generated for, in the course of, or in connection with conduct of the Company Business, whether or not containing Confidential Information, shall be and remain the exclusive property of the Company (collectively referred to as “Company Property”) at all times during and after the termination or expiration of this Agreement, without regard to how the Chairman came into possession of any Company Property or whether the Chairman played any role in creating any Company Property. The Chairman shall not destroy any Company Property or remove any Company Property from the Company’s premises, whether during the Term or after the termination or expiration of this Agreement, except as expressly directed for the purpose of performing the Services on behalf of the Company. Upon the termination or expiration of this Agreement at any time and for any reason, or upon the Company’s request at any time and for any reason, the Chairman shall promptly return all Company Property to the Company, at the Chairman’s expense, without keeping a copy of any such Company Property for himself or any other entity or individual. The Chairman will, upon request by the Company, certify his compliance with the terms of this Subsection.

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9.5         Interference with Employees and Clients.

9.5.1      Non-Solicitation of Employees. During the Term, and for a three-year period thereafter, shall not, directly or indirectly, whether for his own benefit or for the benefit of any other entity or individual: (i) solicit, encourage, or in any way influence any person or entity employed by, or engaged to render services on behalf of, the Company, to cease performing services for the Company, or to engage in any activity contrary to or conflicting with the interests of the Company; (ii) hire away any person or entity employed by, or engaged to render services on behalf of, the Company; or (iii) otherwise interfere to the Company’s detriment in any way in the Company’s relationship with any person or entity who is employed by, or engaged to render services on behalf of, the Company.

9.5.2      Non-Solicitation of Clients. During the Term, and for a three-year period thereafter, the Chairman shall not, whether for his own benefit or for the benefit of any other entity or individual, take any action which could cause any customer or client of the Company to limit, curtail or terminate its business relationship with the Company.

9.5.3      Injunctive Relief. The Chairman and the Company acknowledge and agree that (i) the Chairman’s breach of his obligations under this Section would cause the Company irreparable harm and that monetary damages alone would not be an adequate remedy for any such breach; and, therefore, (ii) if the Chairman breaches this Section, the Company shall be entitled to obtain injunctive relief (and any other form of equitable relief), as well as any other remedies (including monetary damages) to which the Company is entitled as a consequence of such breach or otherwise.

10.        Representation and Warranties. The Chairman represents and warrants to the Company that he is under no contractual or other restriction or obligation that is materially inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the rights of the Company hereunder, including, without limitation, any development agreement, non-competition agreement or confidentiality agreement previously entered into by the Chairman.

11.        Miscellaneous.

11.1        Agreement Binding. This Agreement shall be binding upon the Parties, their legal representatives, and permitted successors and assigns. The covenants of this Agreement relating to the Chairman’s performance of the Services for and on behalf of Company may not be assigned by the Chairman. The Company may assign this Agreement as it shall determine appropriate in the exercise of its discretion.

11.2        Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered to and received personally by the recipient, (b) when sent to and received by the recipient by facsimile (receipt electronically confirmed by sender’s facsimile machine) if during normal business hours of the recipient, otherwise on the next business day, (c) one business days after the date when sent to the recipient by reputable express courier service (charges prepaid) and delivery confirmed, or (d) three business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid and such receipt is confirmed. Such notices, demands and other communications shall be sent to the Parties at the addresses indicated below or to such other address as a Party may direct on written notice given pursuant to the terms of this Section:

If to the Chairman:

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If to the Company:	Eternal Energy Corp.
Attn: President
2549 S. Main Street, Suite 202
Littleton, CO 80120

11.3        Waiver. Any Party may, by written notice to another, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. The waiver by any Party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

11.4        Entire Agreement. This Agreement constitutes the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations, understandings, or agreements between the Parties, whether oral or written, expressed or implied. This Agreement may be amended at any time and in any particular by a writing signed by both Parties.

11.5       Severability. If any covenant or agreement set forth herein conflicts with any applicable statute, law, rule or regulation, such covenant or agreement shall be deemed by the Parties to be modified but only to the extent necessary to conform to what is allowed under such statute, law, rule or regulation. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

11.6        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado exclusive of the conflict of law provisions thereof.

11.7        Arbitration.

11.7.1      Exclusive Remedy. Except as set forth in the Subsection in this Section entitled “Claims Not Subject to Arbitration,” arbitration shall be the sole and exclusive remedy for any dispute, claim, or controversy of any kind or nature (a “Claim”) arising out of, related to, or connected with this Agreement, the Chairman’s engagement by the Company, or the termination or expiration of this Agreement, including any Claim against any parent, subsidiary, or affiliated entity of the Company, or any director, officer, employee, or agent of the Company or of any such parent, subsidiary, or affiliated entity. It also includes any Claim against the Chairman by the Company, or any parent, subsidiary or affiliated entity of the Company.

11.7.2      Claims Subject to Arbitration. Except for claims described in the Subsection in this Section entitled “Claims Not Subject to Arbitration,” this Agreement specifically includes (without limitation) all Claims under or relating to any federal, state or local law or regulation prohibiting discrimination, harassment or retaliation based on race, color, religion, national origin, sex, sexual orientation, age, disability or any other condition or characteristic protected by law; demotion, discipline, termination or other adverse action in violation of any contract, law or public policy; entitlement to wages or other economic compensation; any Claim for personal, emotional, physical, economic or other injury; and any Claim for business torts or misappropriation of confidential information or trade secrets.

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11.7.3      Claims Not Subject to Arbitration. This Subsection does not preclude either Party from making an application to a court of competent jurisdiction for provisional remedies (e.g., temporary restraining order or preliminary injunction), subject to the Colorado Revised Statutes. This Agreement also does not apply to any claims by the Chairman: (i) filed with an administrative agency which are not legally subject to arbitration under this Agreement, or (ii) which are otherwise expressly prohibited by law from being subject to arbitration under this Agreement.

11.7.5      Procedure. The arbitration shall be conducted in the City and County of Denver. Any Claim submitted to arbitration shall be decided by a single, neutral arbitrator (the “Arbitrator”). The Parties to the arbitration shall mutually select the Arbitrator not later than 45 days after service of the demand for arbitration. If the Parties for any reason do not mutually select the Arbitrator within the 45 day period, then any Party may apply to any court of competent jurisdiction to appoint a retired judge as the Arbitrator. The arbitration shall be conducted in accordance with the Colorado Revised Statutes, except as modified by this Agreement. The Arbitrator shall apply the substantive federal, state, or local law and statute of limitations governing any Claim submitted to arbitration. In ruling on any Claim submitted to arbitration, the Arbitrator shall have the authority to award only such remedies or forms of relief as are provided for under the substantive law governing such Claim. The Arbitrator shall issue a written decision revealing the essential findings and conclusions on which the decision is based. Judgment on the Arbitrator’s decision may be entered in any court of competent jurisdiction.

11.7.6      Interpretation of Arbitrability. The Arbitrator, and not any federal or state court, shall have the exclusive authority to resolve any issue relating to the interpretation, formation or enforceability of this Subsection, or any issue relating to whether a Claim is subject to arbitration under this Subsection, except that any Party may bring an action in any court of competent jurisdiction to compel arbitration in accordance with the terms of this Section.

11.8        Attorneys’ Fees. If any Party shall commence any action or proceeding against another Party in order to enforce the provisions hereof, or to recover damages as the result of alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorney' fees.

11.9        Gender and Number. As used herein, the masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, where the context requires.

11.10      Captions. All captions, titles, headings and divisions hereof are for purposes of convenience and reference only, and shall not be construed to limit or affect the interpretation of this Agreement.

11.11      Counterparts; Electronic Signatures. For the convenience of the Parties, any number of counterparts of this Agreement may be executed by any one or more Parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate, but one and the same instrument. This Agreement may be circulated for signature through electronic transmission, including, without limitation, facsimile and email, and all signatures so obtained and transmitted shall be deemed for all purposes under this Agreement to be original signatures until such time, if ever, as original counterparts are exchanged by the Parties.

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11.12         Independent Legal Advice. The Chairman acknowledges that he has been advised to obtain independent legal advice with respect to this Agreement and that he has had the opportunity to do so.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the day and year first above written.

COMPANY:	THE CHAIRMAN:
Eternal Energy Corp.

By:
Chief Executive Officer	Richard Findley

Eternal/Documents/Employment Agreement/Findley Consulting

Agreement/2011 Consulting Agreement

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